                                                                    EXHIBIT 10.2



                         OPTION AND SEVERANCE AGREEMENT

         THIS OPTION AND SEVERANCE AGREEMENT ("Agreement") is made this 30 day of October 1995, by and between Garden Botanika, Inc., a Washington corporation (the "Company"), and John Garruto ("Executive").


                               W I T N E S S E T H

         WHEREAS, the Board of Directors ("Board") of the Company has determined that it is in the best interests of the Company to enter into this Agreement with Executive;

         WHEREAS, Executive has agreed to accept employment with the Company to serve, among other things, as the Vice President of Research and Development, commencing as of the date hereof ("Commencement Date"); and

         WHEREAS, in consideration of the promises and of the mutual covenants herein contained, it is hereby agreed as follows:

         1.       Employment.

                  1.1 In General. The Company agrees to employ Executive and Executive accepts employment by the Company as the Company's Vice President of Research and Development. In this capacity, Executive shall have responsibility for and exercise general supervision and control over the Company's research, laboratory and manufacturing operations. In that capacity, Executive shall consult with and report to the Company's chief executive officer and shall carry out such other duties and responsibilities, consistent with his position as Vice President of Research and Development, as the chief executive officer directs.

                    1.2 Salary. Executive shall be paid an annual salary in such amount as may be determined by the Company's board of directors from time to time based upon Executive's performance, the Company's performance, comparable compensation of others similarly situated and other factors. Executive's annual salary shall initially be $130,000, which shall be payable




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in approximately equal installments in accordance with the Company's general salary payment practices.

                    1.3 Benefits. In addition to the compensation described in
Section 1.2, Executive will be entitled to medical and dental care, disability, life insurance, sick leave, vacation and other benefits customary and usual for employees of the Company and consistent with Executive's position.

                    1.4 Confidentiality Agreement. In connection with, and as a condition of, the employment of Executive by the Company, Executive agrees to execute and deliver to the Company the Company's standard form of Confidentiality Agreement, as it may be amended from time to time, subject to the provisions of this Agreement. In the event of a conflict between the terms of such Confidentiality Agreement and this Agreement, the terms of this Agreement shall govern.

         2.       Stock Option Award.

                  2.1 Grant of Option.

                  Upon execution of this Agreement, the Company shall grant Executive the right and option (the "Option") to purchase an aggregate of 200,000 shares (the "Shares") of the Company's authorized shares of Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price of $0.25 per share. This Option shall be a nonqualified option, exercisable in whole or in part, and Executive's right to exercise the Option shall vest to the extent of one-sixtieth (1/60) of the number of option shares as of each monthly anniversary date of the date of this Agreement for so long as Executive shall be employed by the Company. Upon termination of employment, Executive shall have no right to purchase shares underlying unvested options, and unvested options shall, upon such termination, confer no rights whatsoever.

                  2.2 Term.

                  The Option shall terminate ten years and two days from the Commencement Date.




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                  2.3 Adjustments.

                  In the event that the outstanding shares of Common Stock are exchanged for or converted into cash, property and/or a different number or kind of securities by reason of any merger, combination, consolidation, acquisition or similar event (but not including any public or private offering of securities in which no single individual or entity acquires over fifty percent (50%) of the voting control of the Company), proper provision shall be made in the agreement governing any such transaction for any successor to the Company to provide Executive immediately following such event (the "Record Date") with analogous rights to those contained in this Section 2.

                  2.4 Manner of Exercise.

                  Executive may exercise this Option, or any portion of this Option, by giving written notice to the Company at its principal executive office, to the attention of the President of the Company, accompanied by a copy of the Stock Purchase Agreement substantially in the form attached to this Agreement as Exhibit 2.4 executed by Executive (or, at the option of the Company, such other form of stock purchase agreement as shall then be acceptable to the Company), payment of the exercise price, payment of any applicable federal, state, and local withholding or employment taxes, and delivery of such other documents as the Company may request. The date the Company receives all required documents from Executive accompanied by payment will be considered as the date this Option was exercised. After exercise of the Option, the Company shall, without stock issue or transfer taxes to the Executive or other person entitled to exercise, deliver to the Executive or other person a certificate or certificates for the requisite number of Shares ("Exercised Shares"). The Executive or a transferee of the Executive shall not have any privileges as a shareholder with respect to any Option Shares covered by the Option until the date the Executive delivers to the Company his notice of exercise, an executed Stock Purchase Agreement, full payment of the exercise price and taxes for the Exercised Shares and such other documents that the Company may request.




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                  2.5 Payment.

                  Except as permitted by the Company when the Option is exercised, payment in full, in cash, shall be made for all Option Shares purchased at the time written notice of exercise of the Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company.

                  2.6 Tax Withholding.

                  At the time of any exercise of the Option (or at any such later time as such obligation arises or as the amount of such obligation becomes determinable), Executive shall pay to the Company in cash all applicable federal, state, and local withholding and employment taxes required to be withheld resulting from exercise of the Option, from a transfer or other disposition of the Option Shares, or otherwise related to the Option or the Option Shares. The Company may withhold from Executive's wages, or require Executive to pay to the Company, such amount. In addition, if and to the extent authorized and approved by the Company in its sole discretion, Executive may make an election, in the form prescribed by the Company, to have shares acquired upon exercise of the Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company already owned by Executive to the Company at the time the amount of such tax obligation is determined to pay the amount of such obligation.

                  2.7 Nonassignability of Option.

                  The Option is not assignable or transferable by Executive except by will or by the laws of descent and distribution. During the life of Executive, the Option is exercisable only by the Executive. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this Option in a manner not herein permitted, and any levy of execution, attachment or similar process on this Option, shall be null and void.




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                  2.8 Market Standoff.

                  Executive hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company under the Securities Act of 1933, as amended (the "Act"), Executive shall not sell or otherwise transfer the Exercised Shares for a period of up to 180 days following the effective date of a Registration Statement filed under the Act. The Company may impose stop-transfer instructions with respect to the Exercised Shares subject to the foregoing restrictions until the end of each period.

                  2.9 Securities Law Issues.

                  No option shall be granted or exercised nor shall shares otherwise be issued if, in the opinion of counsel to the Company, such grant, exercise or issuance would not be in compliance with federal or state securities laws. The Company shall use its best efforts to comply with all legal requirements applicable to such grant, exercise or issuance. Subject to any limitations that may be imposed by law, regulation or contract, the Executive shall be entitled to the same rights to resell the shares underlying the Option as employees of the Company may have with respect to shares issued upon the exercise of options under the terms of the Company's 1993 Stock Option Plan, including resale rights under Rule 701 of the Securities Act of 1933, to the extent such rights are legally available and their exercise is acceptable to any underwriter involved in a proposed offering of the Company's Common Stock. Unless a registration statement with respect to shares issuable upon exercise of an option is then effective under the Act, however, Executive shall represent and agree as a condition precedent to the issuance of shares or the exercise of any option granted pursuant to this Agreement that the shares are to be acquired for investment and not with a view to distribution and that he will not make any transfer of such shares in the absence of an opinion of counsel to the Company to the effect that such transfer is in compliance with or exempt from the registration and prospectus requirements of the Act.




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         3.       Termination of Employment.

                  3.1 In General.

                  For five (5) years following the date of this Agreement, Executive's employment with the Company may be terminated either with or without Cause only by a majority vote of the Company's Board of Directors. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, acting (if necessary under the terms of this Agreement) through its Board of Directors, to terminate Executive's employment at any time, nor confer upon Executive any right to continue in the employ of the Company or any of its affiliates.

                  3.2 Severance Payment and Benefits.

                  For the first year following the date of this Agreement, in the event of termination without Cause as determined in good faith by the Company's Board of Directors, Executive shall be entitled to receive a severance payment equal to nine (9) months of his then current salary and a continuation in Company health benefits at the Company's expense for nine (9) months following the effective date of termination. Notwithstanding any other definition used by the Company, the term "Cause" as used in this Agreement shall mean (i) any material act of dishonesty in connection with Executive's duties or breach of trust (solely as defined herein); (ii) any violation of the Company's then current policy concerning "Conflicts of Interest"; (iii) any intentional failure or refusal to perform any lawful material duties and responsibilities on behalf of the Company or gross neglect in not properly performing such duties;
(iv) any continued misuse of alcohol or drugs which interferes with Executive's material duties; and (v) any conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation. The parties agree that, during the term of Executive's employment with the Company, he shall have a duty to utilize his abilities in good faith to promote the best interests of the Purchaser and that a knowing failure to do so would constitute a "breach of trust" as used herein.




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                  3.3 Conflict Situations.

                  Notwithstanding anything to the contrary in the Company's policy concerning "Conflicts of Interest," the Company acknowledges that, from time to time, Executive may provide consulting service to his wife Michelle Garruto and/or Innovative Biosciences Corporation ("IBC"). The Company agrees that, so long as Michelle Garruto is the majority owner of IBC, Mr. Garruto may provide such service and that such service will not constitute a breach of the Company's policy; provided, however, that: (i) so long as this Agreement is in effect, Mr. Garruto shall devote his full time best efforts to promoting the affairs of the Company, and (ii) such consulting shall not involve confidential or proprietary information, processes or formulas belonging to the Company. In addition, notwithstanding anything to the contrary in the Company's policy concerning "Conflicts of Interest," the Company acknowledges and agrees that, immediately following termination of Executive's employment with the Company for any reason, Executive may return to providing consulting services to potential competitors of the Company; provided, however, that Executive shall continue to be bound by the terms of any applicable Confidentiality Agreement previously signed by him.

         4.       Right of First Refusal.

         Executive understands and agrees that his acquisition of shares of Common Stock will be subject to Section 16.7 of the Company's Investors' Rights Agreement, by which the Company is prohibited from issuing any capital securities or options or rights to acquire capital securities to any officer or employee unless the Company has a right of first refusal to purchase the vested shares from such officer or employee or former officer or employee transferring in excess of ten thousand (10,000) shares upon transfer by the holder thereof and, if the Company does not exercise such right of first refusal, certain other investors shall have a pro rata right of first refusal to make such purchase, terminating in the event of a public offering of the Company's securities.




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         5.       Representations and Warranties.

         The Company represents and warrants to Executive as follows:

         (a) The Company is duly organized and validly existing and in good standing under the laws of the State of Washington. The Company has the corporate power and authority to enter into and deliver, and perform its obligations under, this Agreement.

         (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid, legal and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary enforceability exceptions.

         (c) Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, conflict with, violate or result in a default under, the Articles of Incorporation or the Bylaws of the Company, any material agreement, mortgage, indenture or instrument to which the company is a party or by which any of the Company's properties are bound, any law, rule or regulation applicable to the Company or any order, decree or judgment binding on the Company or any of its properties.

         6.       Non-Assignability.

         This Agreement is entered into in consideration of the personal qualities of Executive and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company.

         7.       Modifications.

         Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

         8.       Notices.

         Any notice, correspondence, or payment required or permitted to be given or made hereunder shall be deemed to have been duly




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given or made when personally delivered to Executive or to Company, or if mailed, postage prepaid, registered or certified mail or by overnight carrier (e.g. Federal Express, Airborne), to Executive at ______________________________
________________________________________________________________________________
and to Company to the attention of Michael W. Luce, at 8624 154th Avenue Northeast, Redmond, Washington 98052 or at such other address as may be designated in writing by either party to the other, said notice, correspondence and/or payment, if mailed, being deemed to have been duly given three business days after the date so mailed.

         9.       Severability.

         Any determination by a court of competent jurisdiction that any provision herein contained is invalid or unenforceable shall not affect the validity or the enforceability of any other provision of this Agreement. If any provisions are determined to be invalid or unenforceable, Executive and the Company shall use their best efforts to agree upon valid and enforceable provisions that will be reasonably substituted for the invalid and unenforceable provisions and shall incorporate such provisions in this Agreement.

         10.      Governing Law; Venue; Attorneys' Fees.

         This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington. Each party shall bear his, her or its legal expenses incurred in the preparation, negotiation and closing of the transactions contemplated by this Agreement. Any legal action or proceeding with respect to this Agreement may be brought in the state courts of Washington State in King County, Washington or in the federal courts for the Western District of Washington. If any party to this Agreement seeks to enforce its rights under this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including reasonable attorneys' fees.




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written:

GARDEN BOTANIKA, INC.                        EXECUTIVE:



By: /s/Myron E. Kirkpatrick                  /s/John Garruto
    -----------------------                  ---------------
    Its: Vice President/CFO                  John Garruto




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                                   EXHIBIT 2.4

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of ______________, 19___, is made between GARDEN BOTANIKA, INC., a Washington corporation (the "Company"), and John Garruto ("Purchaser").

THE PARTIES AGREE AS FOLLOWS:

         1.       Purchase of Shares.

         Pursuant to a stock option and severance agreement ("Option Agreement") previously executed by the parties, the Company hereby sells to Purchaser, and Purchaser hereby buys from the Company, _______ shares (the "Shares") of the Company's Common Stock ("Common Stock") on the terms and conditions set forth herein and in the Option Agreement, the terms and conditions of the Option Agreement being incorporated into this Agreement by reference.

         2.       Purchase Price.

         Purchaser shall purchase the Shares from the Company, and the Company shall sell the Shares to Purchaser, at a price of $0.25 per share (the "Exercise Price"), for a total purchase price of $_____ (the "Purchase Price").

         3.       Manner of Payment.

         Purchaser shall pay the Purchase Price of the Shares in cash (or in the manner set forth in Exhibit 3 to this Agreement, the absence of any Exhibit 3 indicating that no such exhibit was intended).

         4.       Stock Certificate Restrictive Legends.

         Stock certificates evidencing Shares may bear such restrictive legends as the Company and the Company's counsel deem




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necessary or advisable under applicable law or pursuant to this Agreement, including without limitation, the following legend:

         "The securities represented hereby are subject to restrictions on transfer for a period of up to 180 days following the effective date of a registration statement under the Securities Act of 1933, as amended, for an offering of the Company's securities as more fully provided in an agreement relating to the option to purchase such securities."




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         5.       Representations, Warranties, Covenants, and Acknowledgments of
                  Purchaser.

         Purchaser hereby represents, warrants, covenants, acknowledges and agrees that:

                  5.1 Investment.

                  Purchaser is acquiring the Shares for Purchaser's own account, and not for the account of any other person. Purchaser is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

                  5.2 Business Experience.

                  Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company evidenced by the purchase of the Shares.

                  5.3 Relation of Company.

                  Purchaser is presently an officer, director, or employee of, or advisor or consultant to, the Company and in such capacity has become personally familiar with the business, affairs, financial condition and results of operations of the Company.

                  5.4 Access to Information.

                  Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in the Company by way of purchase of the Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access.




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                  5.5 Registration.

                  Purchaser may bear the economic risk of investment for an indefinite period of time because the sale to Purchaser of the Shares has not been registered under the Act, and the Shares cannot be transferred by Purchaser unless such transfer is registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of any of the Shares under the Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it will not be available until at least two years after payment of cash for the Shares and not then unless: (a) a public trading market then exists in the Company's common stock; (b) adequate information as to the Company's financial and other affairs and operations is then available to the public; and (c) all other terms and conditions of Rule 144 have been satisfied.

                  5.6 Tax Advice.

                  The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by this Agreement and Purchaser is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

         6.       Binding Effect.

         Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties to this Agreement.

         7.       Taxes.

         Purchaser shall execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the




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Internal Revenue Code (the "Acknowledgment") attached to this Agreement as
Exhibit 7A. Purchaser shall execute and submit with the Acknowledgment a copy of the Election Pursuant to Section 83(b) of the Code, attached to this Agreement as Exhibit 7B, if Purchaser has indicated in the Acknowledgment his decision to make such an election. Purchaser should consult his tax advisor to determine if there is a comparable election to file in the state of his residence and whether such filing is desirable under the circumstances. The Company may withhold from Purchaser's wages, or require Purchaser to pay to the Company, any applicable withholding or employment taxes resulting from the purchase of Shares hereunder or from the lapse of any restrictions imposed on the Shares.

         8.       Miscellaneous.

                  8.1 Assignment; Binding Effect.

                  Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and insure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Purchaser may not assign any of Purchaser's rights under this Agreement.

                  8.2 Governing Law; Consent to Jurisdiction.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of Washington for the County of King or the United States District Court for the Western District of Washington, in either case as located in Seattle. Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected in the manner provided in this Agreement for delivery of notices.

                  8.3 Notices.




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                  All notices and other communications under this Agreement
shall be in writing. Unless and until Purchaser is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           Garden Botanika, Inc.
                           8624 154th Avenue Northeast
                           Redmond, Washington  98052
                           Attention:  President

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Purchaser and related to this Agreement, if not delivered by hand, shall be mailed to Purchaser's last known address as shown on the Company's books. Notices and communications shall be mailed by U.S. registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed delivered, if mailed, on the third day after they are deposited in the U.S. mail.

                  8.4 Exhibits.

                  The exhibits attached to this Agreement are incorporated herein and form a part of this Agreement.

                  8.5 Entire Agreement.

                  This Agreement, together with the Option Agreement, contains all of the terms and conditions agreed upon by the parties relating to its subject matter and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter.

                  8.6 Validity of Provisions; Severability.

                  If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the provision shall be adjusted rather than voided in order to carry out its intent to




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the maximum extent possible, and in all events the remainder of the Agreement will remain in full force and effect.

                  8.7 Counterparts.

                  This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        GARDEN BOTANIKA, INC.



                                        By _______________________________

                                        Title ____________________________

         Purchaser hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.




                                        ________________________________________
                                        Purchaser


Required Exhibits

Exhibit 7A        Acknowledgment Regarding Election
                     Pursuant to Section 83(b)
Exhibit 7B        Section 83(b) Election

Optional Exhibits

Exhibit 3         Payment of Purchase Price




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                                 SPOUSAL CONSENT

         Purchaser's spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares hereby purchased.




                                             -----------------------------------
                                             Purchaser's Spouse




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                                   EXHIBIT 7A

                          ACKNOWLEDGMENT AND STATEMENT
                         OF DECISION REGARDING ELECTION
                          PURSUANT TO SECTION 83(b) OF
                            THE INTERNAL REVENUE CODE


         The undersigned (which term includes the undersigned's spouse), a purchaser of ____ shares of Common Stock, par value $.01 per share, of GARDEN BOTANIKA, INC., a Washington corporation (the "Company") by exercise of an option, hereby states as follows:

         1. The undersigned has carefully reviewed the option and severance agreement pursuant to which the Option was granted.

         2. The undersigned either [check and complete as applicable]:

                  ___ (a) has consulted, and has been fully advised by, the undersigned's own tax advisor, ______________________, whose business address is ________________________________, regarding the federal, state and local tax consequences of purchasing shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code (the "Code") and pursuant to the corresponding provisions, if any, of applicable state law; or

                  ___ (b) has knowingly chosen not to consult such a tax advisor.

         3. The undersigned hereby states that the undersigned has decided [check as applicable]:

                  ___ (a) to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Stock Purchase Agreement, an executed form entitled "Election Pursuant to
Section 83(b) of the Internal Revenue Code With Respect to Property Acquired by Exercise of a Stock Option;" or




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
                  ___ (b) not to make an election pursuant to Section 83(b) of the Code.

         4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's purchase of shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.



Date:  ________________                     ____________________________________
                                            Purchaser

Date:  ________________                     ____________________________________
                                            Purchaser's Spouse




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                                   EXHIBIT 7B

                    ELECTION PURSUANT TO SECTION 83(b) OF THE
                      INTERNAL REVENUE CODE WITH RESPECT TO
                 PROPERTY ACQUIRED BY EXERCISE OF A STOCK OPTION


         The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code (the "Code"), to include in the undersigned's gross income the excess (if any) of the fair market value of the property described below over the sum of the amount the undersigned paid for such property. This election is made to the same effect, and with the same limitations, with respect to the analogous provisions of Sections 83(b) of the Code under any applicable state statute.

         Pursuant to Treasury Regulations, the following information is provided:

         1. The undersigned's name, address and Social Security Number are:

                        Name:  ______________________________

                     Address:  ______________________________
                               ______________________________

           Social Security #:  ______________________________

         2. The property with respect to which the election is made consists of ___________ shares of Common Stock, par value $.01 per share, of GARDEN BOTANIKA, INC., a Washington corporation (the "Company").

         3. The date on which the above property was transferred to the undersigned was _____________, 19__, and the taxable year for which this election is made is 19__.

         4. The above property is subject to the following restrictions checked below:



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                  ___ restrictions as may be imposed by Section 16(b) of the
Securities Exchange Act of 1934, as amended, if any.

                  ___ (other) _______________________________________

         5. The fair market value of the above property at the time of transfer (determined without regard to any lapse restrictions as defined in Treasury Regulations Section 1.83-3(i)) was $________ per share.

         6. The amount paid for the above property by the undersigned was $0.25 per share.

         7. Copies of this election have been furnished to the Company and to the Internal Revenue Service Center to which the undersigned submits his or her federal income tax return, and a copy will be filed with the income tax return of the undersigned for the year to which this election relates.

         Dated:  _________________




                                             ___________________________________
                                             Purchaser




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